UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K / A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 29, 2014

Date of Report (Date of earliest event reported)

HALTON UNIVERSAL BRANDS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-192156	46-1204713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Brickell World Plaza, Suite 1775

Miami, FL 33132

(Address of principal executive offices)

Telephone: (347) 717-4966

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:     This Amendment No. 1 to the Current Report on Form 8-K amends and restates in its entirety the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2014 in an effort to provide the Company’s shareholders and potential shareholders with additional information regarding the Company’s business operations following the change in control, the Company has provided below the information that would be required if the Company were filing a registration statement on Form 10 under the Exchange Act.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K/A (the “ Form 8-K ”) contains forward-looking statements which involve risks and uncertainties, principally in the sections entitled “ Business, ” and “ Risk Factors. ” All statements other than statements of historical fact contained in this Current Report on Form 8-K/A, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “ anticipates, ” “ believes, ” “ can, ” “ continue, ” “ could, ” “ estimates, ” “ expects, ” “intends, ” “ may, ” “ plans, ” “ potential, ” “ predicts, ” or “ should, ” or the negative of these terms or other comparable terminology.  Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “ Risk Factors ” or elsewhere in this Current Report on Form 8-K/A, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to change. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements, except as expressly required by law.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K/A.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “ Risk Factors ” and elsewhere in this Current Report on Form 8-K/A could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K/A to conform our statements to actual results or changed expectations.

Unless otherwise indicated, information contained in this Form 8-K/A concerning our industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly-available information released by independent industry analysts and third party sources, as well as data from our internal research, and are based on assumptions made by us using data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this Form 8-K/A is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “ Risk Factors. ”

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 29, 2014 (the "Closing Date"), Elena Shmarihina and Alexander Averchenko, the two controlling shareholders of Halton Universal Brands, Inc. (the “Registrant” the “Company” or “HNVB”) who owned 4,000,0000 shares of HNVB restricted common stock, sold those shares to World Assurance Group, Inc. (“WDAS”) for $60,000. Additionally, WDAS entered into and closed on various other stock purchase agreements with certain other HNVB shareholders to purchase a total of 3,095,000 shares of common stock of HNVB in exchange for $318,000.  All HNVB shares purchased by WDAS are and will be "restricted securities" as such term is defined the Securities Act of 1933, as amended (the "Securities Act"). The Stock Purchase Agreements contained customary representations and warranties with respect to WDAS, the HNVB selling shareholders and the Registrant, as applicable.

Simultaneously with the Closing, the Company’s Parent Company, World Assurance Group (WDAS) and two of WDAS’s wholly owned subsidiaries, World Global Group, Inc. (“WGG”) and World Global Assets, Pte. Ltd. ("WGA"), entered into a Purchase And Intercompany License Agreement with the Company whereby (i) WGA licensed certain intellectual property related to WGA’s ‘SPACE’ technology and brand to the Company pursuant to a License Agreement in exchange for a fee of $100 for each SPACE Computer unit produced and sold by the Company, (ii) WGG subleased certain real estate to the Company, and (iii) WGA transferred $2,000,000 to the Company in exchange for 8,000,000 shares of the Company’s restricted common stock.

WDAS is currently listed on the pink sheets operated by OTC Markets, Inc. and is a holding company that currently operates through two wholly owned subsidiaries and one majority owned subsidiary: Cellad Inc., a digital media company based in Ireland operating in the global mobile advertising industry, World Global Assets Pte. Ltd. (WGA), based in Singapore and which owns the Wor(l)d Global Network Pte Ltd brands, trademarks, technology and Intellectual Property, and Halton Universal Brands, Inc., the Registrant and a majority owned subsidiary of WDAS, which has licensed intellectual property from WGA to continue to develop, commercialize and sell the SPACE Computer, Lumina Glasses, SPACE Works and SPACE Wireless.

Additionally, Mr. Fabio Galdi was named as the Registrant's Chief Executive Officer, President, Secretary and appointed as Chairman of the Board of Directors as of the Closing Date.  Alfonso Galdi was named to act as the new Chief Financial Officer and Treasurer of HNVB, and appointed as a Member of the Board of Directors of the Registrant, and Alessandro Senatore was named to act as the new Chief Operating Officer and appointed as a Member of the Board of Directors of the Registrant.  Elena Shmarihina resigned as the Registrant's Chief Executive Officer, President and as a member of the Board of Directors of HNVB effective as of the Closing Date, and Alexander Averchenko has resigned as Treasurer, Secretary, C.F.O., Principal Accounting Officer, Principal Financial Officer and as a Member of the Board of Directors of HNVB.

The issuance of the shares of Common Stock pursuant to the Stock Purchase Agreements and the Purchase and Intercompany License Agreement (collectively, the “Stock Purchases”) are exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act ("Regulation D"). The Registrant made this determination based on the representations of WDAS that WDAS is an "accredited investor" within the meaning of Rule 501 of Regulation D and has access to information about the Registrant.

The foregoing description of the Stock Purchase Agreements and the Purchase and Intercompany License Agreement and the transactions and further agreements thereunder does not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Purchase Agreements, as amended and the Purchase and Intercompany Release Agreement. A copy of the Stock Purchase Agreements, as amended, the Purchase and Intercompany Release Agreement and the Officer and Director Resignation Letters are attached hereto as Exhibits 2.1, 2.2, 2.3, 2.4, 10.1, 17.1, 17.2, 17.3 and 17.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

The Company’s management believes that the Company was not a " shell company ", as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “ Exchange Act ”) prior to the change of control.   Notwithstanding that belief, and in an effort to provide the Company’s shareholders and potential shareholders with additional information regarding the Company’s business operations following the change in control, the Company has provided below the information that would be required if the Company were filing a registration statement on Form 10 under the Exchange Act, provided that where such information has been previously reported, the Company has identified the filing in which such disclosure is included below. The following Form 10 information is provided, with reference to the filing made by the Company in which the information is disclosed, where the information is not included in this report:

Form 10 Item	Description	Filing Where Information Included
Item 1	Business	Provided below in this Current Report on Form 8-K
Item 1A	Risk Factors	Provided below in this Current Report on Form 8-K
Item 2	Financial Information	Provided in Item 9.01 in this Current Report on Form 8-K
Item 3	Properties	Provided below in this Current Report on Form 8-K
Item 4	Security Ownership of Certain Beneficial Owners and Management	Provided below in this Current Report on Form 8-K
Item 5	Directors and Executive Officers	Provided in Item 5.02 below in this Current Report on Form 8-K and in the Form 10-K filed on February 14, 2014
Item 6	Executive Compensation	Provided in the Form 10-K filed on February 14, 2014
Item 7	Certain Relationships and Related Transactions, and Director Independence	Provided below in this Current Report on Form 8-K and in the Form 10-K filed on February 14, 2014
Item 8	Legal Proceedings	Provided below in this Current Report on Form 8-K
Item 9	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Provided below in this Current Report on Form 8-K.
Item 10	Recent Sale of Unregistered Securities	Provided in Item 3.02 below in this Current Report on Form 8-K.
Item 11	Description of Registrants’ Securities to be Registered	Provided below in the Form S-1/A filed on January 7, 2014
Item 12	Indemnification of Directors and Officers	Provided below in this Current Report on Form 8-K.
Item 13	Financial Statements and Supplementary Data	Provided in Item 9.01 in this Current Report on Form 8-K
Item 14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Provided below in this Current Report on Form 8-K
Item 15	Financial Statements and Exhibits	Provided in Item 9.01 in this Current Report on Form 8-K

Item 1 – Business

Organizational History

Halton Universal Brands Inc. (the “Company”) was incorporated under the laws of the State of Nevada on October 22, 2010 (“Inception”).  The Company was originally a brokerage and brand consultancy firm specializing in product development, brand consultation, product launches and brokerage services for manufacturers of grocery, specialty food and health supplements.

On October 29, 2010, there was a change of control of the Company and with it a change in the Company’s business plan; See Item 1.01 above for more details.

In November 2014, the board of directors and majority stockholder, World Assurance Group, Inc. (WDAS) authorized a name change from Halton Universal Brands, Inc. to World Media & Technology Corp.   The Company anticipates December 22, 2014 to be the effective date of the name change to World Media & Technology Corp.

Prior Operations

Halton Universal Brands Inc. was a brokerage, consulting and marketing firm specializing in brand consulting and new product strategy consulting for emerging brands. The Company focused on natural food products, specialty food products, and mass market grocery items that are manufactured in North America and seek new market penetration in Eastern Europe. It offered services that fall into three major categories: strategic management consulting, sales brokerage, and marketing. Its main areas of focus were serving manufacturers and distributors in the grocery, specialty food, and health supplement channels.

New Business Plan

Effective upon the consummation of the Stock Purchase and the change in control described above, the Company changed its business operations to focus in the areas of media and technology.

The Company licensed technology from World Global Assets Pte Ltd (WGA), an affiliate company (See Item 7: Related Party Transactions) to continue the development and commercialization of wearable computers, binocular media display glasses, wireless devices and the necessary platforms and wireless connectivity to provide its customers with an all encompassing, out-of-the-box, unique, fully-connected, rich, infotainment experience.

The Opportunity

The Company has the goal of earning stable and recurring revenues through the sale of these unique technology products and enabling services.

The Company intends to initially market its wearable technology products and wireless services in the United States, where the products and services will be available for sale in early 2015.

What The Company Plans to Offer

The Company plans to offer wearable technology products and related wireless services, and is currently completing the development and testing its two breakthrough products.   The first is SPACE Computer, a wearable, fully connected, high-powered computer and the second product is Lumina Glasses, which are binocular glasses that connect to the SPACE Computer (and other computers) and deliver a clear, infinity view images.

The Company’s customers may  also become a subscriber to the Company’s unified cloud based communications platform, SPACE Works, and its SPACE Wireless service, which will be available initially in the United States. The Company will distribute its devices with its SPACE Wireless service embedded and pre-enabled as part of its turnkey offering.  Consequently, other wireless service providers will not be given the opportunity to supply the initial service and SPACE Wireless will ensure a sticky subscriber offering which will reduce subscriber churn.

Growth Strategy

The Company’s goal is to develop and commercialize its wearable technology products and related wireless services so that it can establish and build an industry-leading position as a unique, market acceptable, wearable device solution provider.  The Company intends to pursue the following strategies in an attempt to achieve this goal:

Sales and Marketing

The Company has partnered with World Global Network Pte Ltd. (WGN), a related party (See Item 7: Related Party Transactions) and a leading international direct sales company. WGN’s consultants engage in promoting the Company’s proprietary devices and services to technology savvy users, who subscribe to the offering. It is expected that SPACE Works and SPACE Wireless services will be available on a monthly prepaid basis.  SPACE Works is expected to have different plans depending on the levels of functionality require and SPACE Wireless will have different plans depending on the levels of data required. The Company plans to successfully leverage the uniqueness of SPACE Computer and Lumina Glasses which will only be available through WGN’s channel as these products are not available in the retail market.

Employees

The Company currently employs three full-time people which are its current officers and it has no part-time employees.

The Company, in the near term, plans to hire key personnel who will ensure that product development and commercialization plans continue to be implemented.

Customers

The Company, through its partnership with WGN, will target technologically inclined subscribers and early adopters who seek a rich infotainment experience delivered via unique products. These customers will also become subscribers to the services.

It is expected that customers will come from Florida, Texas and California initially, and then sales will spread throughout the rest of North America and internationally.

Intellectual Property

The Company currently has no patents, trademarks, licenses or other intellectual property. The Company has licensed the necessary brands and intellectual property from World Global Assets Pte Ltd (WGA), an affiliate company (See Item 7: Related Party Transactions) and others to develop and commercialize its products and services.

Our success and ability to compete effectively are dependent in part upon our licensed proprietary technology.  We rely on nondisclosure agreements and other contractual restrictions, to establish and protect our licensed proprietary rights.   Employees and consultants are required to execute confidentiality and non-use agreements that transfer any rights they may have in copyrightable works or patentable technologies to us. In addition, prior to entering into discussions with potential business partners or customers regarding our business and technologies, we generally require that such parties enter into nondisclosure agreements with us. If these discussions result in a license or other business relationship, we also generally require that the agreement setting forth the parties’ respective rights and obligations include provisions for the protection of our intellectual property rights. The steps taken by us may not, however, be adequate to prevent the misappropriation of our proprietary rights or technology.

Competition

Today, there is no single competitor who offers the Company’s wide range of integrated, proprietary technology products and services.   However, the high tech wearable products and services industry is in its early stages of development and is intensely competitive and rapidly evolving.

Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. The greater size of many of our competitors provides them with cost advantages as a result of their economies of scale and their ability to obtain volume discounts and purchase raw materials at lower prices. As a result, such competitors may have stronger bargaining power with their suppliers and have an advantage over us in pricing. Many of our competitors also have better brand name recognition, more established distribution networks, larger customer bases or more in-depth knowledge of the target markets. As a result, they may be able to devote greater resources to the research and development, promotion and sale of their products and respond more quickly to evolving industry standards and changes in market conditions as compared to us. Our failure to adapt to changing market conditions and to compete successfully with existing or future competitors would have a material adverse effect on our business, prospects and results of operations.

In the Optical Head-Mounted Display sector, there are some established and well-funded competitors such as Google, Epson and Sony.  However, the Company expects that its agile development capability, rich product feature set and fast market access will provide it with first mover advantage and allow it to achieve a leadership position.

In the Wearable Computer sector, the Company faces competition from Samsung, Apple, Lenovo, HP, Dell, Acer, Sony and other computer and tablet manufacturers, but none of them are currently specifically targeting the SPACE Computer unique feature set and design.

The Company’s wireless service in the US faces competition from Sprint, Verizon, T-Mobile and ATT along with a myriad of MVNOs. However, it is planned that the Company will distribute its devices with SPACE Wireless service embedded and pre-enabled as part of its turnkey offering.  Consequently, other wireless service will not be given the opportunity to supply the initial service and SPACE Wireless will ensure a sticky subscriber offering which will reduce subscriber churn.

Regulations

The telecommunications industry is subject to significant regulation at the national, state, local and international levels.  These regulations affect our business. Generally, in the United States, some of our products and services will be subject to varying degrees of federal, state, and local regulation, including regulation by the Federal Communications Commission (FCC) and various state public utility commissions. We may also be subject to similar regulation by foreign governments and their telecommunications/regulatory agencies. While these regulatory agencies grant us the authority to operate our business, they typically exercise minimal control over our services and pricing. However, they do require the filing a various reports, compliance with public safety and consumer protection standards, and the payment of certain regulatory fees and assessments.

We cannot assure that the applicable U.S. and foreign regulatory agencies will grant us the required authority to operate, will allow us to maintain existing authority so we can commence and/or continue to operate, or will refrain from taking action against us if we are found to have provided services without obtaining the necessary authority. Similarly, if our pricing, and/or terms or conditions of service, are not properly filed or updated with the applicable agencies, or if we are otherwise not fully compliant with the rules of the various regulatory agencies, regulators or other third parties could challenge our actions and we could be subject to forfeiture of our authority to provide service, or to penalties, fines, fees, or other costs.

To date, the FCC has declined to classify VoIP providers as telecommunications carriers for regulatory purposes. However, the FCC has ruled that certain traffic carried in part utilizing the Internet protocol format was nonetheless regulated telecommunications for which certain regulatory obligations applied. The FCC has considered whether to impose surcharges or other common carrier regulations upon certain providers of Internet telephony, primarily those which, unlike us, provide Internet telephony services directly to end users. The FCC ruled that interconnected VoIP service providers must make contributions to the Universal Service Fund. Additionally, the FCC has a pending proceeding to further examine the question of whether certain forms of VoIP services are information services or telecommunications services. The two are treated differently in several respects, with certain information services being regulated to a lesser degree. The FCC has noted that certain forms of phone-to-phone VoIP services bear many of the same characteristics as more traditional voice telecommunications services and lack the characteristics that would render them information services. The FCC has indicated that the issues as to applicability of access charges and other matters will be considered in that context. Adverse rulings or rulemakings could subject us to licensing requirements and additional fees and subsidies.

While we believe VoIP services may be subject to additional federal, state, local, or international regulation in the future, it is uncertain when or how the effects of such regulation could affect us. If additional regulation does occur, it is possible that such regulatory agencies may impose surcharges, taxes or regulatory fees on VoIP service providers. The imposition of any such surcharges, taxes, or regulatory fees could increase our costs and thus reduce or eliminate any competitive advantage that we might enjoy today.

If the FCC were to determine that certain Internet-related services including Internet telephony services are subject to FCC regulations as telecommunications services, the FCC could subject providers of such services to traditional common carrier regulation, including payment of access charges to local telephone companies. A decision to impose such charges could also have retroactive effect. It is also possible that the FCC may adopt a regulatory framework other than traditional common carrier regulation that would apply to Internet telephony providers. Any such determinations could materially adversely affect our business, financial condition, operating results and future prospects to the extent that any such determinations negatively affect the cost of doing business over the Internet or otherwise slow the growth of the Internet.

We are monitoring the actions of the federal and various state regulatory agencies, and doing our best to see that we are in compliance with the applicable regulations, including any new regulations that may be passed. However, there can be no assurance that we are fully aware of all applicable requirements or that we will always be fully compliant. Should we fail at any time to be compliant with applicable federal or state regulations, or to file required reports to federal or state regulatory agencies, we could be subject to fines or other penalties

Plan of Operations For the Next 12 Months

The Company’s business plan over the next 12 months is to commence pre-sales activities at the end of this year and launch SPACE Wireless and SPACE Works early next year.  It will also complete the product development of SPACE Computer and Lumina Glasses and launch these products in the first half of 2015.

During this period, the Company will undertake an employee hiring program.  The Company will also look to secure product and service sales internationally, following the US launch.

If the conditions are appropriate, the Company may raise funds in the markets to maximize mass-market penetration of its existing products and services in the United States, as well as undertaking new product development, commercialization and rollout.

Item 1A – Risk Factors

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related our Company

HNVB is a majority owned subsidiary of World Assurance Group, Inc. (WDAS), which is a holding company and relies on payments, advances and transfer of funds from its subsidiaries, such as HNVB, to meet its financial obligations.

We are a majority owned subsidiary of WDAS.  WDAS has no direct operations and no significant assets other than ownership of the stock of its subsidiary companies. Because WDAS conducts its operations through its direct and indirect subsidiaries, such as HNVB, WDAS depends on those entities for payments to generate the funds necessary to meet its financial obligations. The earnings from HNVB, or other available assets of HNVB, may not be sufficient to pay its financial obligations as well as the financial obligations of WDAS.

Currency translation and transaction risk may adversely affect our business, financial condition and results of operations.

Although our reporting currency is the US dollar, we expect to conduct some business and incur costs in the local currency of most countries in which we operate. As a result, we will be subject to currency translation risk. We expect a large percentage of our revenues and costs to be generated outside the United States and denominated in foreign currencies in the future. Changes in exchange rates between foreign currencies and the US dollar could affect our revenues and cost of revenues, and could result in exchange losses. We cannot accurately predict the impact of future exchange rate fluctuations on our results of operations.

Control by Principal Stockholder.

Mr. Fabio Galdi, the Company's Chairman and Chief Executive Officer and his affiliate companies own beneficially approximately 99% of our outstanding Common Stock. As a result, Mr. Galdi and his affiliate companies are, collectively, able to exercise control over all matters requiring stockholder approval, including the election of all directors and the approval of significant corporate transactions. This ownership may have the effect of delaying or preventing a change in control of the Company which could materially adversely affect the price of the Common Stock, and which may be to the benefit of the Directors and executive officers but not in the interest of the shareholders. The interests of Mr. Galdi may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders. Additionally, potential investors should take into account the fact that any vote of shares purchased will have limited effect on the outcome of corporate decisions.

Our Principal Assets Are Located Outside Of The United States And Our Executive Officers and Directors Reside Outside Of The United States, It May Be Difficult For An Investor To Enforce Any Right Based On U.S. Federal Securities Laws Against Us And/Or our Officers or Directors, Or To Enforce A Judgment Rendered By A United States Court Against Us Or or Officers and/or Directors.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein.  An investor would have the ability to effect service of process in any action on the company within the United States.  However, our principal operations and assets are located outside of the United States, and all of our executive officers and directors are non-residents of the United States. Therefore, it may be difficult to effect service of process on us in the United States, and it may be difficult to enforce any judgment rendered against us. As a result, it may be difficult or impossible for an investor to bring an action against our officers and directors, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the international laws may render that investor unable to enforce a judgment against our assets. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

The loss of the services of our key employees, particularly the services rendered by Fabio Galdi, our Chief Executive Officer and Secretary, and Alfonso Galdi, our Chief Financial Officer, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Fabio Galdi, Our Chief Executive Officer and Secretary, and Alfonso Galdi, our Chief Financial Officer. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mr. Fabio Galdi and Mr. Alfonso Galdi lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002 or responsibilities such as complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our officers, directors, consultants and advisors are not obligated to commit their time and attention exclusively to our business and therefore they may encounter conflicts of interest with respect to the allocation of time and business opportunities between our operations and those of other businesses.

Our officers and directors are not obligated to commit their time and attention exclusively to our business and, accordingly, they may encounter conflicts of interest in allocating their own time, or any business opportunities that they may encounter, between our operations and those of other businesses.

Currently, Fabio Galdi, our Chief Executive Officer, Secretary and Director, Alfonso Galdi, our Chief Financial Officer and Director, and Alessandro Senatore, our Chief Operating Officer and Director, each commit between 15% and 25% of their time to our business in their capacities as officers and directors. Nevertheless, if the execution of our business plan demands more time than is currently committed by any of our officers, directors, consultants or advisors, they will be under no obligation to commit such additional time, and their failure to do so may adversely affect our ability to carry on our business and successfully execute our business plan.

Additionally, all of our officers and directors, in the course of their other business activities, may become aware of investments, business or information which may be appropriate for presentation to us as well as to other entities to which they owe a fiduciary duty.

They may also in the future become affiliated with entities that are engaged in business or other activities similar to those we intend to conduct. As a result, they may have conflicts of interest in determining to which entity particular opportunities or information should be presented. If, as a result of such conflict, we are deprived of investments, business or information, the execution of our business plan and our ability to effectively compete in the marketplace may be adversely affected.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until the end of the second fiscal year reported upon in our second annual report on form 10-K.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. We will not be required to conduct the evaluation of effectiveness of our internal controls until the end of the fiscal year reported upon in our second annual report on Form 10-K. In addition, because we are a smaller reporting company, we are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting. If we obtain and disclose such reports we could continue doing so at our discretion so long as we remain a smaller reporting company.

This process of internal control evaluation and attestation may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

We do not have a majority of independent directors on our Board and the Company has not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our Board of Directors is comprised of two individuals, both of whom are also our executive officers. As a result, we do not have independent directors on our Board of Directors.

We have not adopted corporate governance measures such as an audit or other independent committee of our board of directors, as we presently do not have independent directors on our board. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committee of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our senior officers are made by a majority of directors who have an interest in the outcome of the matters being decided. However, as  a general rule, the board of directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us that those that would be available to us with respect to such a transaction from unaffiliated third parties. The company executes the transaction between executive officers and the company once it was approved by the Board of Directors.

Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

None of the members of our Board of Directors are considered audit committee financial experts. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee of our Board of Directors.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.

If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

We do not intend to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in Halton Universal Brands Inc. will need to come through appreciation of the stock’s price.

The company is subject to the 15(D) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as a fully reporting company.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company, but only subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934. Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective, including the annual report on Form 10-K for the fiscal year during which the registration statement is declared effective. That filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K.

After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports.

The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Presently, given our limited operations, we estimate that our annual costs to comply with SEC reporting requirements will be between $80,000 and $120,000.

Our internal controls are ineffective and may continue to be ineffective or inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or Directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Our internal controls were not effective as of September 30, 2012 and may continue to be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Having only a limited number of Directors limits our ability to establish effective independent corporate governance procedures and increases the control of our President.

We currently have only three Directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Until we have a larger board of Directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock and Its Market

We do not currently have a public market for our securities. If there is a market for our securities in the future, such market may be volatile and illiquid.

While our common stock has been quoted on the Over-The-Counter Bulletin Board (“ OTCBB ”) under the symbol “ HNVB ” since June 2014, only a limited number of shares of common stock have traded to date and there is currently no active public market for our common stock. There may not be an active public market for our common stock in the future. If there is an active market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;

(2)	our ability or inability to generate revenues;

(3)	the number of shares in our public float;

(4)	increased competition;

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Additionally, moving forward we anticipate having a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock.  Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, ask and closing prices) will be entirely arbitrary, will not relate to the actual value of the Company, and will not reflect the actual value of our common stock.  Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine the value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  We have not engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active trading market does develop, the market price of our  common  stock is  likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating  history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

                  -   variations in our quarterly operating results;

                  -   changes in general economic conditions;

                  -    loss of a major customer, partner or joint venture participant; and

                  -    the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion,  experienced  significant price and volume fluctuations that have affected the market prices for many companies' securities and that  have  often  been  unrelated  to the  operating  performance  of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Our common stock is deemed to be “ penny stock ”, which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be “ penny stock ” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”). These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

·	With a price of less than $5.00 per share;

·	That are not traded on a “ recognized ” national exchange;

·	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

·

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Many brokers have decided not to trade “ penny stocks ” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “ penny stock rules ” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “ penny stock rules, ” investors will find it more difficult to dispose of our securities.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested Director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent Directors, we do not currently have independent audit or compensation committees. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested Director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to Director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Risks Factors Related To Our Business and Industry

We may not be able to integrate new technologies and provide new services in a cost-efficient manner.

Our industry is subject to rapid and significant changes in technology, frequent new service introductions and evolving industry standards. We cannot predict the effect of these changes on our competitive position, our profitability or the industry generally. Technological developments may reduce the attractiveness of our offering. If we fail to adapt successfully to technological advances or fail to obtain access to new technologies, we could lose customers and be limited in our ability to attract new customers and/or sell new services to our existing customers. In addition, delivery of new services in a cost-efficient manner depends upon many factors, and we may not generate anticipated revenue from such services.

Disruptions in our wireless service and infrastructure may result in customer dissatisfaction, customer loss or both, which could materially and adversely affect our reputation and business.

Our systems are an integral part of our customers’ business operations. It is critical for our customers, that our systems provide a continued and uninterrupted performance. Customers may be dissatisfied by any system failure that interrupts our ability to provide services to them. Sustained or repeated system failures would reduce the attractiveness of our services significantly and could result in decreased demand for our services.

Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers and/or incur expenses, and thereby adversely affect our business, revenue and cash flow.

Integration of technologies, network capacity or acquisitions ultimately may not provide the benefits originally anticipated by management and may distract the attention of our personnel from the operation of our business.

We strive to broaden our solutions offerings as well as to continuously improve the functionality of our products and services. We may pursue acquisitions in the future to further strengthen our strategic objectives. Acquisitions of businesses, networks, spectrum or technologies involve operational risks, including the possibility that an acquisition may not ultimately provide the benefits originally anticipated by management. Moreover, we may not be successful in identifying attractive acquisition candidates, completing and financing additional acquisitions on favorable terms, or integrating the acquired business or assets into our own. There may be difficulty in integrating technologies and solutions, in migrating customer bases and in integrating the service offerings, distribution channels and networks gained through acquisitions with our own. Successful integration of operations and technologies requires the dedication of management and other personnel, which may distract their attention from the day-to-day business, the development or acquisition of new technologies, and the pursuit of other business acquisition opportunities. Therefore, successful integration may not occur in light of these factors.

We are dependent on a significant customer partnership for most of our businesses and the loss of this customer could have an adverse effect on our business, results of operations and financial condition.

If this significant customer discontinue its relationship with us for any reason, or reduces or postpones or fails to secure sufficient orders, it could have an adverse impact on our business, results of operations and financial condition.

Product defects or software errors could adversely affect our business.

Design defects or software errors may cause delays in product introductions and project implementations, damage customer satisfaction and may have a material adverse effect on our business, results of operations and financial condition. Our software systems are highly complex and may, from time to time, contain design defects or software errors that may be difficult to detect and correct. Design defects, software errors, misuse of our products, incorrect data from external sources or other potential problems within or outside of our control may arise during implementation or from the use of our products, and may result in financial or other damages to our customers, for which we may be held responsible. Although we will have license agreements with our customers that contain provisions designed to limit our exposure to potential claims and liabilities arising from customer problems, these provisions may not effectively protect us against such claims in all cases and in all jurisdictions. Our insurance coverage is not sufficient to protect against all possible product liability for defects or software errors. In addition, as a result of business and other considerations, we may undertake to compensate our customers for damages caused to them arising from the use of our products, even if our liability is limited by a license or other agreement. Claims and liabilities arising from customer problems could also damage our reputation, adversely affecting our business, results of operations and the financial condition.

Changes in the regulation of the industries we operate in could adversely affect our business, revenue or cash flow.

We operate in a heavily regulated industry. As a provider of wireless and other services, we are directly and indirectly subject to varying degrees of regulation in each of the jurisdictions in which we provide our services. Local laws and regulations, and the interpretation of such laws and regulations, differ significantly among the jurisdictions in which we operate. Enforcement and interpretations of these laws and regulations can be unpredictable and are often subject to the informal views of government officials. Certain foreign, federal, and state regulations and local franchise requirements have been, are currently, and may in the future be, the subject of judicial proceedings, legislative hearings and administrative proposals. Such proceedings may relate to, among other things, the rates we may charge for our local, network access and other services, the manner in which we offer and bundle our services, the terms and conditions of interconnection, unbundled network elements and resale rates, and could change the manner in which telecommunications companies operate. We cannot predict the outcome of these proceedings or the impact they will have on our business, revenue and cash flow.

There can be no assurance that future regulatory changes will not have a material adverse effect on us, or that regulators or third parties will not raise material issues with regard to our compliance or noncompliance with applicable regulations, any of which could have a material adverse effect upon us. Potential future regulatory, judicial, legislative, and government policy changes in jurisdictions where we operate could have a material adverse effect on us. Domestic or international regulators or third parties may raise material issues with regard to our compliance or noncompliance with applicable regulations, and therefore may have a material adverse impact on our competitive position, growth and financial performance.

Deterioration in our relationships with facilities-based carriers could have a material adverse effect upon our telecommunications traffic business.

In our SPACE Works and SPACE Wireless business, we connect our customers’ telephone calls and data/Internet needs through access agreements with facilities-based mobile, VOIP and PSTN carriers. Our ability to maintain and expand our business depends on our ability to maintain favorable relationships with these carriers. If our relationship with one or more of these carriers were to deteriorate or terminate, it could have a material adverse effect upon our cost structure, service quality, network diversity, results of operations and financial condition. If we experience difficulties with our third-party providers, we may not achieve desired quality of service, economies of scale or otherwise which may prevent us from growing our business.

If we are not able to provide a cost-effective wireless network to our subscribers, we may not be able to grow our business successfully.

Our long-term success in the US depends on our ability to design, implement, provide and manage a reliable and cost-effective wireless service, where we or third parties provide the networks.  Failure to manage the service or third party relationships may have an adverse impact on our business growth and financial condition.  .

New technology developments or a change in competitor activity may cause our business to suffer.

The wearable market in which we operate is highly competitive and rapidly changing and we may be unable to compete successfully. There are a number of companies that develop or may develop products that compete in our targeted markets. Some of our competitors are much larger than we are and have significantly greater financial, development and marketing resources than we do. The competition in these markets could adversely affect our operating results by reducing the volume of the products we sell or the prices we can charge. These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than we do.

Our success will depend substantially upon our ability to enhance our products and technologies and to develop and introduce, on a timely and cost-effective basis, new products and features that meet changing customer requirements and incorporate technological enhancements. If we are unable to develop new products and enhance functionalities or technologies to adapt to these changes, or if we are unable to realize synergies among our acquired products and technologies, our business will suffer.

Our products may not be accepted in the market or the market may not grow sufficiently to grow revenues.

Our SPACE Computer or Lumina Glasses may not be widely accepted by the market. Customers may determine that Lumina Glasses are not comfortable, weigh too much or the size and format of the display is inappropriate. Consumers may not be satisfied with the SPACE Computer Space Work platform or they may find that the connectivity may not meet with their expectations or there may be insufficient content to meet with their requirements.

Other factors that may affect market acceptance of our application include the reliability of these devices;  our ability to implement upgrades and other changes to our software without disrupting our service; the level of customization or configuration we offer; and the price, performance and availability of competing products and services.

The market for these devices and services may not develop further, or may develop more slowly than we expect, either of which would negatively affect our ability to grow revenues, achieve profitability and generate positive cash flow.

We rely on third party suppliers for component parts for our devices and any disruption in the supply chain could have negative impact on our ability to manufacture and supply our customers

We have not established long term agreements with our suppliers.  Our ability to manufacture and distribute SPACE Computer and Lumina Glasses would be severely limited if suppliers were to terminate supply agreements or become unable to provide the required capacity and quality on a timely basis.  This lack of supply may prevent us from manufacturing and shipping sufficient products to meet demand. Furthermore, we cannot provide assurances that we would be able to establish alternative component supply arrangements on acceptable terms.

A breach of data security may subject us subject us to fines, law suits and loss of customers.

We rely on our electronic information systems to perform the routine transactions to run our business. We transact business over the Internet with customers, vendors and our subsidiaries. We have implemented security measures to protect unauthorized access to this information.

If our security systems are penetrated and confidential and or proprietary information is taken, we could be subject to fines, lawsuits and loss of customers.

A disruption to our information technology systems could significantly impact our operations and impact our revenue and profitability.

We maintain proprietary data processing systems and use customized software systems. An interruption to these systems for an extended period may impact our ability to operate the business, process transactions or supply services which could result in a decline in sales and affect our ability to achieve or maintain profitability.

Our business could suffer if we lose the services of, or fail to attract, key personnel.

In order to continue to provide quality products in our rapidly changing business, we believe it is important to retain personnel with experience and expertise relevant to our business.

Due to the level of technical and marketing expertise necessary to support our existing and new customers, our success will depend upon our ability to attract and retain highly skilled management, technical, and sales and marketing personnel. Competition for highly skilled personnel is intense and there may be only a limited number of persons with the requisite skills to serve in these positions. Due to the competitive nature of the labor markets in which we operate, we may be unsuccessful in attracting and retaining these personnel. Our inability to attract and retain key personnel could adversely affect our ability to develop and manufacture our products.

In addition, our success depends in large part upon a number of key management and technical employees. The loss of the services of one or more key employees, including Mr Fabio Galdi, our President and Chief Executive Officer, could seriously impede our success. We do not maintain any “key-man” insurance policies on Mr Fabio Galdi or any other employees.

We rely on a number of third parties, and such reliance exposes us to a number of risks.

Our operations depend on a number of third parties. We have limited control over these third parties. We do not have many long-term agreements with many of them. There can be no assurance that any such agreements will not be terminated or that they will be renewed in the future on terms acceptable to us, or that we will be able to enter into additional such agreements. We also rely on a variety of technology that we license from third parties. Our loss of, or inability to, maintain or obtain upgrades to any of these technology licenses could result in delays. These delays could materially adversely affect our business, results of operations and financial condition, until equivalent technology could be identified and licensed, or developed and integrated. Moreover, we use third parties in connection with our website and other marketing materials. Overall, our inability to maintain satisfactory relationships with the requisite third parties on acceptable commercial terms, or the failure of such third parties to maintain the quality of services they provide at a satisfactory standard, could materially adversely affect our business, results of operations and financial condition.

Item 2 – Financial Information

The financial statements of the business acquired are filed under Item 9.01 of this Current Report on Form 8-K.

Item 3 - Properties

The Company subleases office space from World Global Group, Inc. (WGG), which is controlled by Fabio Galdi, our Chief Executive Officer, President and Director, at a rate to be determined by the portion of the office space actually occupied by the Company, which sublease remains in effect on a month to month basis during the 5 year WGG lease term, and which office space is located at 600 Brickell World Plaza, Suite 1775, Miami, Florida 33132. Neither the Company nor WGG has any immediate plans to change office space.

Item 4 – Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s capital stock as of October 29, 2014 (taking into effect the closing of the Stock Purchase), by (i) each person who is known by us to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our Directors; (iii) each of our executive officers; and (iv) all of our current executive officers and Directors as a group. As of October 29, 2014, there were 15,220,000 shares of our common stock issued and outstanding after taking into effect the closing of the Stock Purchase and the Purchase and Intercompany License Agreement.  Except as otherwise indicated, all shares are owned directly.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of October 29, 2014, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or Directors listed in the table below is 600 Brickell World Plaza, Suite 1775, Miami, Florida 33132.

Name and Address of Shareholder	Shares of Common Stock Beneficially Owned	Total Percentage of Voting Power
World Assurance Group, Inc. 375 Park Ave., Suite 2607 New York, NY 10152	15,095,000	99%

OFFICERS & DIRECTORS
Fabio Galdi*	*	*%
Alfonso Galdi	--	--
Alessandro Senatore	--	--
---------------------------
Officers & Directors as a Group (3 Total)	*	*%

* Fabio Galdi beneficially owns the 15,095,000 shares owned by World Assurance Group, indirectly through World Payment Solutions Ltd. (WPS), a company of which Mr. Fabio Galdi has dispositive voting and investment control; WPS owns approximately 90% of World Assurance Group, Inc.

Item 5 – Directors and Executive Officers

The information provided by Item 5.02 of this Current Report on Form 8-K is hereby incorporated into this Item 5 by reference.

Item 6 – Executive Compensation

The information provided by Item 11 of the Company’s Form 10-K filed on February 14, 2014 is hereby incorporated into this Item by reference.

Item 7 – Certain Relationships and Related Transactions, and Director Independence

Related Party Transaction Procedures.

The Board reviews and approves all transactions between us and any director or executive officer that will, or is reasonably likely to require disclosure under the SEC’s rules. In determining whether to approve any transaction with any of our directors or executive officers, the Board will consider the following factors, among others, to the extent relevant to the transaction:

·	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related person;

·	whether there are business reasons for us to enter into the transaction;

·	whether the transaction would impair the independence of an outside director; and

·

whether the transaction would present an improper conflict of interest for a director or executive officer, taking into consideration such factors as the Board deems relevant, such as the size of the transaction, the overall financial position of the individual, the direct or indirect nature of the individual’s interest in the transaction and the ongoing nature of any proposed relationship.

Related Party Transactions.

The information provided by Item 13 of the Company’s Form 10-K filed on February 14, 2014 and the information provided by Items 1.01 and 5.01 of this Current Report on Form 8-K is hereby incorporated into this Item by reference.

Effective October 29, 2014, the Company’s Parent Company, World Assurance Group (WDAS) and two of WDAS’s wholly owned subsidiaries, World Global Group, Inc. (“WGG”) and World Global Assets, ("WGA"), entered into a Purchase And Intercompany License Agreement with the Company whereby (i) WGA licensed certain intellectual property related to WGA’s ‘SPACE’ technology and brand to the Company pursuant to a License Agreement in exchange for a fee of $100 for each SPACE Computer unit produced and sold by the Company, (ii) WGG subleased certain real estate to the Company, and (iii) WGA transferred $2,000,000 to the Company in exchange for 8,000,000 shares of the Company’s restricted common stock.

90% of WDAS is beneficially owned and controlled by World Payment Solutions Ltd., a company owned and controlled by Fabio Galdi, the Company’s CEO.

The Company is sharing office facilities with WGG and under its real estate sublease with WGG will be recharged rent and a cost allocation for the property based on the amount of space that it uses. Details of the duration of the lease, the amount of space to be occupied and the amount of the lease payment has yet to be finalized. In December of 2014, WGG was sold by WDAS to World Capital Holding (FZC), a company beneficially owned and controlled by Fabio Galdi, the Company’s CEO.  The terms and conditions of the sublease from WGG to the Company remain in full force and effect.

The Company has partnered with World Global Network Pte Ltd., a company beneficially owned and controlled by Fabio Galdi, the Company’s CEO, and an international direct sales company. World Global Network’s consultants engage in promoting the Company’s proprietary devices and services to technology savvy users, who subscribe to the offering. World Global Network plans to successfully leverage the uniqueness of SPACE Computer and Lumina Glasses which will only be available through their channel as these products are not available in the retail market.

Forgiveness of Advances and Accrued Compensation from Former Officers

On October 29, 2014, the Company settled amounts due to directors and officers of the Company whereby the President and stockholders, forgave advances of $16,048 and accrued compensation of $16,800 or $32,848 in aggregate. This amount was recorded as contributions to additional paid in capital.

Promoters and certain control persons

We have no knowledge of any person who would be deemed a “promoter” of our company during the past five years within the meaning of Rule 405 under the Securities Act.

Director Independence

Our current directors are Fabio Galdi, Alfonso Galdi and Alessandro Senatore, the CEO, CFO and COO of the Company, respectively. We are not currently subject to corporate governance standards defining the independence of our directors. We have not yet adopted an independence standard or policy, although we intend to do so in the near future. Accordingly, the Company’s Board currently determines the independence of each Director and nominee for election as a Director. The Board has determined that none of the Company’s directors currently qualifies as an independent director.

Family Relationships

There are no family relationships among our officers and directors, other than Fabio Galdi and Alfonso Galdi, who are brothers.

Item 8 – Legal Proceedings

We currently have no legal proceedings pending nor have any legal proceeding been threatened against us or any of our officers, directors or control persons of which we are aware.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC. None of the directors or executive officers to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Item 9 - Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

While our common stock has been quoted on the Over-The-Counter Bulletin Board (“ OTCBB ”) under the symbol “ HNVB ” since June 3, 2014, only a very limited number of shares of common stock have traded to date and there is currently no active public market for our common stock. During the past 12 months the 52-week high price of our stock was $0.50 and 52-week low was $0.50.

The Company's common stock is considered a " penny stock " as defined in the Commission's rules promulgated under the Exchange Act (the “ Rules ”). The Commission's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000, exclusive of residence, or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules, the market liquidity for the Company's securities may be severely adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.

Holders of Common Stock

As of October 29, 2014, we had an aggregate of approximately 34 stockholders of record as reported by our transfer agent.

Dividends and Dividend Policy

There are no restrictions imposed on the Company which limit its ability to declare or pay dividends on its common stock, except as limited by state corporation law.  During the last two fiscal years, no cash or stock dividends were declared or paid and none are expected to be paid in the foreseeable future.

We expect to retain all earnings generated by our future operations for the development and growth of our business. The Board of Directors will determine whether or not to pay dividends in the future in light of our earnings, financial condition, capital requirements and other factors.

Securities Authorized for Issuance under Equity Compensation Plans

We have not adopted any equity compensation plans.

Description of Capital Stock

The authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of October 29, 2014, and taking into account the closing of the Stock Purchases, there were 15,220,000 shares of common stock issued and outstanding. The following summary description of the common stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Each share of common stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of Directors can elect all the Directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single Director. Holders of shares of common stock are entitled to receive such dividends, as the board of Directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The common stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

Stock Transfer Agent

Our stock transfer agent is Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760  Their telephone number is (727) 289-0010.

Item 10 - Recent Sale of Unregistered Securities

The information provided by Item 3.02 of this Current Report on Form 8-K is hereby incorporated into this Item by reference.

Item 11 – Description Of Registrant’s Securities To Be Registered

The information provided by the Company’s Form S-1/A filed on January 7, 2014 is hereby incorporated into this Item by reference.

Item 12 – Indemnification Of Directors And Officers

We indemnify to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he/she is or was a director or officer of our Company, or served any other enterprise as director, officer or employee at our request. Our board of directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was our employee.

Indemnification under Nevada Law

Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, we, as a corporation organized in Nevada, may indemnify our directors, officers, employees and agents in accordance with the following:

(a)

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions, Bylaws and Other Arrangements of the Registrant

Article VIII of our Articles of Incorporation, and Article XIII of our bylaws allows us to indemnify of any and all persons who serve as a director, officer, employee or agent of our company to the fullest extent permitted under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 13 – Financial Statements And Supplementary Data

See Item 9.01 of this Current Report on Form 8-K below.

Item 14 – Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15 – Financial Statements And Exhibits

See Item 9.01 of this Current Report on Form 8-K below.

[END OF FORM 10 DISCLOSURE]

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information provided by Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02 by reference.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information provided by Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.01 by reference.

As of the closing date of the transactions contemplated by the Stock Purchases (described in greater detail under Item 1.01 above) and the date of this Report, WDAS, a company which is controlled by Fabio Galdi, our Chief Executive Officer, owns 15,095,000 shares of the Registrant’s Common Stock, or approximately 99% of the all of the outstanding shares of the Registrant's Common Stock. World Payment Solutions Ltd., a company of which Mr. Fabio Galdi also has dispositive voting and investment control, owns approximately 90% of WDAS.

Set forth above in “ Item 4 – Security Ownership of Certain Beneficial Owners and Management ”, is a table describing the beneficial owners of our common stock subsequent to the closing of the Stock Purchases.

There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As of the Closing Date, Elena Shmarihina resigned as the Registrant's President and Chief Executive Officer, and as a member of the Registrant's Board of Directors. Ms. Shmarihina did not hold any position on any committees of the Board of Directors at the time of her resignation. Her resignation was not as a result of any disagreements with the Registrant.   Additionally, as of the Closing Date, Alexander Averchenko has resigned as Treasurer, Secretary, C.F.O., Principal Accounting Officer, Principal Financial Officer and as a Member of the Board of Directors of the Company. Mr. Averchenko did not hold any position on any committees of the Board of Directors at the time of his resignation. His resignation was not as a result of any disagreements with the Registrant.

As of the Closing Date and simultaneously with Ms. Shmarihina’s and Mr. Averchenko’s resignations, Mr. Fabio Galdi was named the Registrant's Chief Executive Officer, President and Secretary, and appointed as Chairman of the Board of Directors. Additionally, Alfonso Galdi was named to act as the new Chief Financial Officer and Treasurer, and appointed as a Member of the Board of Directors, and Alessandro Senatore was named to act as the new Chief Operating Officer and appointed as a Member of the Board of Directors.

The following table sets forth the name, age and position of our Directors and executive officers. There are no other persons who can be classified as a promoter or controlling person of us.

NAME	AGE	POSITION

Fabio Galdi	42	Chief Executive Officer, President, Secretary and Director

Alfonso Galdi	43	Chief Financial Officer, Treasurer and Director

Alessandro Senatore	37	Chief Operating Officer and Director

Set forth below is a brief description of the background and business experience of our executive officers.

Fabio Galdi:   On October 29, 2014 Mr. Fabio Galdi was named the Registrant's Chief Executive Officer, President and Secretary, and appointed as Chairman of the Board of Directors. Mr. Galdi has also served as Chairman of the Board, Chief Executive Officer and Secretary of World Assurance Group, Inc. since March 5, 2014.  Mr. Galdi is a computer science and telecommunications expert. He graduated in 1992 from the Technical and Industrial College at ITIS G.Marconi, Italy with a degree in Computer Science.

Mr. Galdi began his career as an Internet and technology entrepreneur.  On March 18, 1994, he created and was named CTO of the People's Network, an Internet start-up in Europe that became Italy’s second largest ISP and the fifth largest in Europe. He set up a franchising organization with more than 60 Point of Presences (PoPs) throughout the territory and he expanded his activity into the UK in 1996. In November of 1997 he successfully exited this business.

Mr. Galdi subsequently founded Mecotek International on May 15, 1997, an IT company based in Singapore. At Mecotek International, he served as President and Chairman of the Board and was responsible for Product Strategy. In 2001, Mecotek formed two manufacturing plants in China and one in Thailand in 2002. At this time, he led Mecotek to partner with Italy’s public administration to undertake one of their biggest custom-made, personal computer project, valued at more than 60 Million Euros.

In early 2005, he founded his first Network Marketing company specializing in Telecommunication, Telme Communication Pte Ltd, and created one of the first retail, fixed and mobile-VoIP platforms, launching as one of the first consumer-based VoIP applications in Europe, Russia and Latin America. Within 3 years, he had operations in more than 50 countries, with more than 250,000 subscribers and 75,000 distributors, thanks to the innovative Multidimensional Marketing business model that topped more than $100 million dollars in revenue.  Mr. Galdi resigned from this company on December 10, 2009.

Today, Mr. Galdi is also the President and CEO of World Global Network Pte Ltd, a multinational company based in Singapore that conducts direct selling business related to new opportunity technologies and communications products.  Mr. Galdi was appointed President and CEO of World Global Network Pte Ltd on November 10, 2010.

Alfonso Galdi.  On October 29, 2014, Alfonso Galdi was named to act as the new Chief Financial Officer and Treasurer, and appointed as a Member of the Board of Directors of the Registrant. Mr. Alfonso Galdi has also served as Chief Financial Officer and a member of the Board of Directors of World Assurance Group, Inc. since March 5, 2014.  Alfonso Galdi has a  career spanning more than 20 years.

Currently, Alfonso Galdi is also CFO of World Global Network PLC, a multinational public company based in the UK. At the early stage of his career, Alfonso founded Microsys Informatica in 1994 (a retail IT distribution company), which he left on October 22, 1996  Mr. Alfonso Galdi then went on September  10, 2002 to become the Managing Director at one of Italy’s top IT manufacturer and wholesaler companies, Mecotek Italia Spa and subsequently contributed to building and managing successful businesses, by building company revenues to over $100 million.  Alfonso Galdi left Mecotek Italia Spa on October 27, 2004.

Mr. Galdi holds a Computer Science degree from the Technical and Industrial College at ITIS G.Marconi, Italy.

Alessandro Senatore.  On October 29, 2014, Mr. Alessandro Senatore was named to act as the Registrant’s Chief Operating Officer and appointed as a Member of the Board of Directors. Mr. Senatore has also served as the Chief Operating Officer and board member of World Assurance Group, Inc. since March 5, 2014.  Alessandro Senatore holds a degree in Computer Science from the Technical and Industrial College ITIS B.Focaccia (Salerno, Italy) and a PhD in Computer Science in 2004 at the University of Salerno (Italy).

From 1 March 2001 to 28 February 2004, Mr. Senatore ran his first business, PubliRete, an IT company developing web portals and communication solutions over main media networks.  From 4 March 2004 until 31 December 2005 he joined CRMPA (Research Center in Pure Mathematic Applied), a university research center working on mathematic models applied in new Information Technology concepts and also working on projects related to adaptive E-Learning.

In 2006, his interests brought him into the area of Business Intelligence at Sis-temi Corporation, exactly from January of 2006 until June of 2007, where he was project manager. There, he developed applications for various important corporations, helping them to follow their business by controlling growth and risk factors.  From July of 2007 until December of 2010, Alessandro Senatore worked in the industry of network marketing and telecommunication in the role of CTO.

Currently, and as of 5 January 2011, Mr. Senatore is also the COO, a Board Member and co-founder at World Global Network PLC, a multinational public company based in the UK, that conducts direct selling business related to new opportunity, technologies and communications products.

Involvement in Certain Legal Proceedings

Our Directors and our executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

ITEM 9.01. FINANCIAL EXHIBITS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial statements of business acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the Registrant will file the financial statements of the business acquired as required by Item 9.01(a)(1) within seventy-one days after the due date of this Current Report on Form 8-K.

(b) Pro forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) within seventy-one days after the due date of this Current Report on Form 8-K.

 (c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K/A:

Exhibit
Number	Exhibit Description	Location
2.1	Stock Purchase Agreement between World Assurance Group, Inc., Elena Shmarihina and Halton Universal Brand, Inc.	Incorporated by reference to Exhibit 2.1 of Registrant’s Form 8-K filed on November 4, 2014
2.2	Stock Purchase Agreement between World Assurance Group, Inc., Alexander Averchenko and Halton Universal Brand, Inc.	Incorporated by reference to Exhibit 2.2 of Registrant’s Form 8-K filed on November 4, 2014
2.3	Amendment No. 1 to Stock Purchase Agreement between World Assurance Group, Inc., Elena Shmarihina and Halton Universal Brand, Inc.	Incorporated by reference to Exhibit 2.3 of Registrant’s Form 8-K filed on November 4, 2014
2.4	Amendment No. 1 to Stock Purchase Agreement between World Assurance Group, Inc., Alexander Averchenko and Halton Universal Brand, Inc.	Incorporated by reference to Exhibit 2.4 of Registrant’s Form 8-K filed on November 4, 2014
10.1	Purchase and Intercompany License Agreement between World Assurance Group, Inc., World Global Group, Inc., World Global Assets, Inc. and Halton Universal Brands, Inc. dated October 29, 2014	Incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on November 4, 2014
17.1	Resignation Letter of Elena Shmarihina as Officer dated October 29, 2014	Incorporated by reference to Exhibit 17.1 of Registrant’s Form 8-K filed on November 4, 2014
17.2	Resignation Letter of Elena Shmarihina as Director dated October 29, 2014	Incorporated by reference to Exhibit 17.2 of Registrant’s Form 8-K filed on November 4, 2014
17.3	Resignation Letter of Alexander Averchenko as Officer dated October 29, 2014	Incorporated by reference to Exhibit 17.3 of Registrant’s Form 8-K filed on November 4, 2014
17.4	Resignation Letter of Alexander Averchenko as Director dated October 29, 2014	Incorporated by reference to Exhibit 17.4 of Registrant’s Form 8-K filed on November 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2014 Halton Universal Brands, Inc. (Registrant) By: /s/ Fabio Galdi ---------------------------------- Fabio Galdi Chief Executive Officer